Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (Nos. 333-07255, 333-30324, 333-118312, 333-157504, and 333-192175) of Chesapeake Energy Corporation of our report dated June 28, 2016 relating to the financial statements and supplemental schedules of the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Oklahoma City, Oklahoma
June 28, 2016